ASSET PURCHASE AGREEMENT

                          DATED AS OF DECEMBER 20, 2010

                                     between

                           RANCHER ENERGY CORPORATION,

                                   AS SELLER,

                                       AND

                     LINC ENERGY PETROLEUM (WYOMING), INC.,

                                    AS BUYER

INDEX OF SCHEDULES AND EXHIBITS

      Exhibit A            --       Bill of Sale
      Exhibit B            --       Assignment and Assumption Agreement
      Exhibit C            --       Litigation Agreement
      Exhibit D            --       Form of Assignment Instrument

      Schedule 2.1.1(a)    --       Post-Petition Contracts
      Schedule 2.1.1(b)    --       Assumed Contracts
      Schedule 2.1.1(c)    --       Receivables
      Schedule 2.1.1(d)    --       Real Property
      Schedule 2.1.1(e)    --       Inventory
      Schedule 2.1.1(f)    --       Chapter 11 Permits
      Schedule 2.1.1(g)    --       Software
      Schedule 2.1.1(h)    --       Intellectual Property Rights
      Schedule 2.1.1(i)    --       Machinery and Equipment
      Schedule 2.1.1(k)    --       Motor and Industrial Vehicles
      Schedule 2.1.1(o)    --       Performance Bonds; Insurance Policies; and
                                    Insurance Claims
      Schedule 2.1.1(p)    --       Cash and Cash Equivalents
      Schedule 2.1.1(r)    --       Deposits
      Schedule 2.1.1(s)    --       Equity Securities
      Schedule 2.1.3       --       Excluded Assets
      Schedule 2.1.5       --       Excluded Liabilities
      Schedule 2.1.6       --       Assumed Liabilities
      Schedule 3.4         --       Tax Allocation
      Schedule 5.4         --       Litigation
      Schedule 5.5         --       Compliance with Laws
      Schedule 5.9.1       --       Seller Plans
      Schedule 5.9.3       --       Compliance with Seller Plans
      Schedule 5.9.5       --       Violation of Labor Laws
      Schedule 5.10.1      --       Seller-Owned Intellectual Property Rights
      Schedule 5.10.5      --       Software: Defects in Title, Transferability
                                    and/or Functionality
      Schedule 5.13        --       Other Royalty Interests and Net Profits
                                    Interests
      Schedule 5.14        --       Certain Fees
      Schedule 5.15        --       Subsidiaries of Seller
      Schedule 9.2.2       --       Transferred Employees Accruals
      Schedule 10.2        --       List of Assignment Documents
      Schedule 14.15       --       Authorized Representatives of Seller

     ASSET PURCHASE AGREEMENT, dated as of December 20, 2010, between RANCHER ENERGY CORPORATION, a Nevada corporation ("Seller"), and LINC ENERGY PETROLEUM (WYOMING), INC., a Delaware corporation (together with its successors, assigns and transferees, "Buyer"). Each of Buyer and Seller is sometimes individually referred to in this Agreement as a "Party," and all of them, together, are sometimes referred to herein as the "Parties." Capitalized terms used herein are defined in Section 1 or in the text hereof.

                                    RECITALS

     A. On October 28, 2009 (the "Petition Date"), Seller commenced Bankruptcy Case No. 09-32943 MER (the "Bankruptcy Case") by filing a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. 101 et seq. (the "Bankruptcy Code"), with the United States Bankruptcy Court for the District of Colorado (the "Bankruptcy Court"). Seller continues to operate its business and manage its Properties as debtor and debtor-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

     B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, free and clear of all Liens and Claims and on the terms and subject to the conditions of this Agreement, all of the Purchased Assets in exchange for the Purchase Price.

     C. Seller and GasRock entered into the GasRock Credit Agreement on October 16, 2007, pursuant to which, among other things, GasRock extended the GasRock Debt to Seller. The GasRock Debt was secured by (a) that certain Security Agreement, dated October 16, 2007 ("GasRock Security Agreement"), and (b) that certain Mortgage, Security Agreement, Financing Statement and Assignment of Production and Revenues, between Seller and GasRock, dated October 16, 2007 (the "GasRock Mortgage" and together with the GasRock Security Agreement, the "GasRock Security Documents"), which, together, encumbered all of Seller's pre-petition assets. Prior to the Petition Date, Seller defaulted on the GasRock Debt and negotiated forbearances with GasRock in lieu of immediate foreclosure of the GasRock Mortgage.

     D. Seller granted to GasRock certain interests, pursuant to the following (collectively, the "GasRock Agreements"): (a) the Conveyance of Net Profits Interest, dated June 3, 2009, made by Seller, doing business in the State of Wyoming as Rancher Oil & Gas Corp., as grantor, to and in favor of GasRock, as grantee, recorded with the Converse County Clerk and Recorder on June 17, 2009, as filing number 951550, at book 1362, page 867 (the interests granted to GasRock thereunder are the "10% NPI"), (b) Conveyance of Overriding Royalty Interest, dated as of October 22, 2008, recorded with the Converse County Clerk and Recorder on November 17, 2008, as filing number 954947, at book 1349, page 0069 (the interests granted to GasRock thereunder are the "1% ORRI"), and (c) the Conveyance of Overriding Royalty Interest, dated as of October 15, 2007, made by Seller, doing business in the State of Wyoming as Rancher Oil & Gas Corp., as grantor, to and in favor of GasRock, as grantee, recorded with the Converse County Clerk and Recorder on October 31, 2007, as filing number 941798, at book 1321, page 0792 (the interests granted to GasRock thereunder are the "2% ORRI").

     E. Buyer and Seller are parties to the Loan Documents, pursuant to which Buyer has made the DIP Loan to Seller, and pursuant to which Seller granted Buyer a continuing perfected super-priority first lien security interest in all of Seller's Property. The Loan Documents were approved by order of the Bankruptcy Court dated [__________ ___], 20[___]. The proceeds of the DIP Loan were, among other things, used to satisfy the GasRock Loan, and as of the Closing Date, Buyer is the first and only Lien holder on the Purchased Assets (other than Permitted Liens).

     F. Seller has thoroughly marketed the Purchased Assets and believes this Agreement and the Transaction to be in the best interests of Seller, its estate, creditors, and all parties in interest.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are conclusively acknowledged, the Parties agree as follows.

Section 1.        Defined Terms.

     1.1 Definitions. The following terms, as used herein, have the following meanings:

     "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, and Section 101 of the Bankruptcy Code.

     "Agreement"  means  this  Asset  Purchase  Agreement,   together  with  all
exhibits, annexes and schedules hereto, and as the same may be amended or restated from time to time.

     "Apportioned Obligations" has the meaning given to it in Section 8.5.3.

     "Assignment and Assumption Agreement" means an assignment and assumption agreement substantially in the form attached hereto as Exhibit B.

     "Assumed Contracts" has the meaning given to it in Section 2.1.1(b).

     "Assumed Liabilities" has the meaning given to it in Section 2.1.6.

     "Bankruptcy Case" has the meaning given to it in the recitals.

     "Bankruptcy Code" has the meaning given to it in the recitals.

     "Bankruptcy Court" has the meaning given to it in the recitals.

     "Bill of Sale" means a bill of sale substantially in the form attached hereto as Exhibit A.

     "Books and Records" means, with respect to Seller, originals or copies of all books, records, Organic Documents, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and pro forma), filings with federal, state and local regulatory agencies, other instruments and documents in the custody or control or otherwise belonging to or property of Seller, information and records prepared by or for its certified public accountants and its banking and other financial institutions of Seller relating to the Business or the Purchased Assets.

     "Business" means the oil and gas business operations of Seller.

     "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in Denver, Colorado.

     "Buyer" has the meaning given to it in the introductory paragraph of this Agreement.

     "Buyer Certificate" has the meaning given to it in Section 3.2.1.

     "Buyer's  Closing  Month  Amount"  has the  meaning  given to it in Section
3.2.1.

     "Buyer's Share of the Post-Closing Adjustment Amount" has the meaning given to it in Section 3.2.3(d).

     "Cash Purchase Price" has the meaning given to it in Section 3.1.1.

     "Chapter 11 Contracts" has the meaning given to it in Section 2.1.1(b).

     "Chapter 11 Permits" has the meaning given to it in Section 2.1.1(f).

     "Claim" means a "claim" as defined in Section 101 of the Bankruptcy Code.

     "Closing" has the meaning given to it in Section 4.1.

     "Closing Date" has the meaning given to it in Section 4.1.

     "Closing Month" means the calendar month in which the Closing occurs.

     "Closing Day DIP Loan Obligations" means the amount of all Obligations that are outstanding or otherwise due and payable by Seller to Buyer under the Loan Documents as of the Closing Date.

     "Control" means, with respect to a Person, the possession, directly or indirectly, of the power to direct or cause the direction of such Person's management or policies, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

     "Copyrights" means all of the following now owned or hereafter adopted or acquired by Seller: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, and any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

     "Cure Costs" means all amounts that must be paid and all obligations that otherwise must be satisfied, including pursuant to Sections 365(b)(1)(A) and (B) of the Bankruptcy Code, in connection with the assumption and/or assignment of the Assumed Contracts, the Chapter 11 Permits and the Intellectual Property Rights to Buyer as provided herein.

     "Daily Pro Ration Amount" has the meaning given to it in Section 3.2.3(b).

     "DIP Loan" means the extensions of credit made by Buyer to Seller pursuant to the Loan Documents.

     "End Date" has the meaning given to it in Section 4.1.

     "Environmental Condition" means: (a) any event or condition (including, without limitation, any Release) with respect to air, land, soil, surface, subsurface strata, surface water, ground water, or sediment that causes the Purchased Assets to become subject to (or their owner or operator to have liability or be potentially liable for) any removal, remediation, or response action under, or not be in compliance with, any Environmental Law or any

Environmental Permit pursuant to any Environmental Law; (b) the existence of any written or oral Claim pending or threatened that reasonably may be expected to subject the Purchased Assets or the owner or the operator of the Purchased Assets to liability in favor of any Governmental Authority or Person as the result of the alleged violation by such owner or operator or any other Person of any Environmental Law as it pertains to the Purchased Assets or the existence of any event or condition on the Purchased Assets described in this definition; (c) the failure of the Purchased Assets to be in compliance, or the owner or operator of the Purchased Assets to comply, in each case in all material respects with all applicable Environmental Laws with respect to the Purchased Assets; (d) the failure of the owner or operator of the Purchased Assets to obtain or maintain in full force and effect any Permit required under applicable Environmental Laws with respect to the Purchased Assets; or (e) any event or condition described in the preceding clauses (a), (b), (c), and (d) that results, or could reasonably be expected to result, in liability to any Governmental Authority for any removal, remediation, or response action, or any other Person for injury to or death of any Person, Persons, or other living thing, or damage, loss, or destruction of property located on the Purchased Assets. An event or circumstance that results in the inaccuracy or breach of the representations and warranties contained in Section 5.8.1 or Section 5.8.2 (insofar only as such representation and warranty relates to environmental matters) shall constitute an Environmental Condition. The term "Environmental Condition" includes, without limitation, any Release or any threatened Release, of any Hazardous Material from, or related in any way to the use, ownership, or operation of, the Purchased Assets that has not been remedied in accordance with all applicable Environmental Laws.

     "Environmental Laws" means all federal, state and local laws, statutes, ordinances, orders and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.ss.ss.9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C.ss.ss.1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C.ss.ss.136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.ss.6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C.ss.ss.2601 et seq.); the Clean Air Act, as amended (42 U.S.C.ss.ss.740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C.ss.ss.1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C.ss.ss.651 et seq.) ("OSHA"); and the Safe Drinking Water Act, as amended (42 U.S.C.ss.ss.300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

     "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or the presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal Property.

     "Environmental  Permits"  means  all  permits,  licenses,   authorizations,
certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

     "ERISA" means the Employee  Retirement  Income Security Act of 1974 (or any
successor   legislation  thereto),  as  amended  from  time  to  time,  and  any regulations promulgated thereunder.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Seller and which, together with Seller, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the IRC.

     "Estimated Purchase Price" has the meaning given to it in Section 3.1.1.

     "Excluded Assets" has the meaning given to it in Section 2.1.3.

     "Excluded Liabilities" has the meaning given to it in Section 2.1.5.

     "Expenses" means expenses of the Business and the Purchased Assets, Assumed Liabilities and Assumed Contracts, that are incurred in the ordinary course of business, and shall not include (a) with respect to any Person, fees and expenses payable to a Person's legal, investment banking or other advisors in connection with the Transactions or the transactions contemplated by the Loan Documents, and (b) expenses, fees or costs arising out of or in connection with any Avoidance Action.

     "Event of Default" has the meaning given to it in the Loan Agreement.

     "GasRock" means GasRock Capital, LLC, a Delaware limited liability company, together with its successors and assigns.

     "GasRock Agreements" has the meaning given to it in the recitals.

     "GasRock Claims" means, collectively, claims that GasRock has or may assert with respect to the GasRock Agreements or the 10% NPI, and the 1% ORRI.

     "GasRock Credit Agreement" means that certain Term Credit Agreement, dated October 16, 2007, between Seller and GasRock, together with amendments thereto and modifications thereof, and all schedules, exhibits, and annexes thereto.

     "GasRock Debt" means all indebtedness and obligations of Seller arising under the GasRock Credit Agreement, and all documents, instruments, security agreements, pledges and financing statements contemplated therein.

     "GasRock Mortgage" has the meaning given to it in the recitals.

     "GasRock Security Agreement" has the meaning given to it in the recitals.

     "Governmental Authority" means any (a) federal, state, local, municipal, foreign or other government; (b) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, division, department, official, or entity and any court or other tribunal); or (c) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal.

     "Hazardous Material" means (a) any element, material, compound, mixture, solution, chemical, substance, or pollutant within the definition of "hazardous substance" under Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601(14); petroleum or any fraction, byproduct or distillation product thereof; asbestos, polychlorinated biphenyls, or any radioactive substances; and any material regulated as a hazardous substance by any jurisdiction in which Seller owns or operates or has owned or operated a facility; or (b) any element, pollutant, contaminate or discarded material (including any radioactive material) within the definition of
Section 103(6) of the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6903(6); and any material regulated as hazardous waste by any jurisdiction in which Seller owns or operates or has owned or operated a facility, or to which Seller sends or has sent material for treatment, storage or disposal as waste. The term also includes naturally occurring radioactive material concentrated, disposed of, released or present on, resulting from, or in association with oil gas or hydrocarbon activities.

     "Intellectual Property Right" means, for any Person, collectively, all Trademarks, and the goodwill associated with such Trademarks, all Patents, all Copyrights, and all Licenses now held or hereafter acquired by such Person, together with all know how, franchises, tax refund claims, rights of indemnification, payments under insurance policies, indemnities, warranties and guarantees payable with respect to the foregoing, and similar intellectual property rights.

     "IRC" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

     "IRS" means the Internal Revenue Service, or any successor thereto.

     "Law" means, with respect to any Person, all provisions of constitutions, statutes, rules, regulations, and orders of all governmental bodies or regulatory agencies applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

     "License" means, for any Person, any Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by such Person.

     "Lien" means any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, claim, charge, security interest, easement, encumbrance, deposit arrangement, preference, priority, preferential arrangement or security agreement, of any nature or kind whatsoever, whether or not choate, vested, or perfected (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the IRC or comparable law of any jurisdiction).

     "Litigation Agreement" means that certain Litigation Agreement in form and substance attached hereto as Exhibit C.

     "Loan Agreement" means the Senior Secured, Super-Priority Debtor-In-Possession Credit Agreement, approved by the Bankruptcy Court and dated as of December 20, 2010, between Buyer and Seller, together with all exhibits and schedules thereto, as the same may be amended or restated from time to time.

     "Loan Documents" means, collectively, the Loan Agreement, the Security Agreement (as that term is defined in the Loan Agreement), the Term Loan Note (as that term is defined in the Loan Agreement), the Mortgages (as that term is defined in the Loan Agreement), and each and every other "Loan Document" (as that term is defined in the Loan Agreement).

     "Material Adverse Effect" means a material adverse change in, or material adverse effect upon, Seller, the Business, Seller's operations, the Purchased Assets, the Assumed Liabilities, the condition (financial or otherwise) or prospects of the Business, each individually or taken as a whole, excluding any such effect to the extent resulting from or arising in connection with (a) the Transaction or the public announcement thereof, (b) changes or conditions affecting the industry generally in which Seller operates, (c) changes in economic, regulatory or political conditions generally, (d) changes resulting from the commencement or continuation of the Bankruptcy Case, or (e) actions taken by Seller pursuant to (or as contemplated by) orders entered by the Bankruptcy Court in the Bankruptcy Case.

     "Material Decision" means any of the following to the extent the same may affect the Purchased Assets, the Assumed Liabilities or the Business following the Closing: (a) entering into any material contract involving in excess of $10,000, which obligations thereunder shall become due after the Closing, (b) termination of any executory contract or lease that involves future payments in excess of $10,000, (c) material amendment or waiver of any of Seller's rights in respect of any executory contract or lease (for purposes of clause (c), "material" shall mean a value to Seller or a payable from Seller in excess of $10,000), (d) any action to respond to any material customer or regulatory complaint outside of the normal course of business; (e) any communication with customers of Seller, concerning the Transaction and/or the status of the operation of the Business, or (f) any material change of any of Seller's methods of collecting Receivables or any making or agreeing to make any settlement concerning a Receivable in excess of $1,000.

     "Non-Transferrable Assets" has the meaning given to it in Section 2.1.2.

     "Obligations" has the meaning given to it in the Loan Agreement.

     "Organic Documents" means, with respect to Seller, its minute books, organizational and other charter documents.

     "Party" and "Parties" has the meaning given to them in the introduction.

     "Patent License" means, with respect to any Person, rights under any written agreement now owned or hereafter acquired by such Person granting any right with respect to any invention on which a Patent is in existence.

     "Patents" means, with respect to any Person, all of the following in which such Person now holds or hereafter acquires any right, title or interest: (a) all letters patent of the United States of America or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States of America or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State or Territory thereof, or any other country, and (b) all reissues, divisions, continuations, continuations-in-part or extensions thereof.

     "Performance Bonds" means, collectively, (a) Operator Bond #: WY000448 for which a cash deposit in the amount of $25,000 is being held on behalf of Seller by the Bureau of Land Management, (b) one Operator Bond and two Idle Well Bonds for which a cash deposit in the aggregate amount of $379,020 is being held on behalf of Seller by the Office of State Land and Investments, (c) Operator Bond Rec #: 27347 for which a cash deposit in the amount of $75,000 is being held on behalf of Seller by the Wyoming Oil and Gas Commission, (d) Idle 'Addtl' Bond Rec #: 27365 for which a cash deposit in the amount of $34,000 is being held on behalf of Seller by the Wyoming Oil and Gas Commission, (e) Idle Well Bond Rec #: 27402 for which a cash deposit in the amount of $109,000 is being held on behalf of Seller by the Wyoming Oil and Gas Commission, and (f) Idle Well Bond CD# 8104451 for which a cash deposit in the amount of $192,334 is being held on behalf of Seller by American National Bank.

     "Permitted Lien" means any (a) Lien for Taxes, assessments and similar charges that are not yet due or are being contested in good faith and (b) Liens granted at any time in favor of Buyer, including pursuant to the Loan Documents.

     "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, limited liability partnership, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

     "Post-Petition Contracts" has the meaning given to it in Section 2.1.1(a).

     "Post-Closing Adjustment" has the meaning given to it in Section 3.2.5.

     "Post-Closing Adjustment Amount" has the meaning given to it in Section 3.2.3(a).

     "Post-Closing  Adjustment  Certificate"  has  the  meaning  given  to it in
Section 3.2.3.

     "Post-Closing  Adjustment  Certificate Date" has the meaning given to it in
Section 3.2.3.

     "Post-Closing Tax Period" has the meaning given to it in Section 8.5.3.

     "Pre-Closing Tax Period" means (a) any Tax period ending on or before the Closing Date, and (b) with respect to a Tax period that commences before but ends after the Closing Date, the portion of such period up to and including the Closing Date.

     "Property" means any interest of any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Property Taxes" means all Real Property Taxes, personal Property Taxes and similar ad valorem obligations levied with respect to the Purchased Assets for any taxable period.

     "Purchase Price" has the meaning given to it in Section 3.1.2.

     "Purchased Assets" has the meaning given in Section 2.1.1.

     "Real Property" has the meaning given to it in Section 2.1.1(d).

     "Receivables" has the meaning given to it in Section 2.1.1(c).

     "Release" means, with respect to any Person, any release or any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration of a Hazardous Material into the indoor or outdoor environment by such Person (or by a Person under such Person's direction or Control), including the movement of a Hazardous Material through or in the air, soil, surface water, ground water or property; but shall exclude any release, discharge, emission or disposal in material compliance with a then effective permit, order, rule regulation or law of a Governmental Authority.

     "Sale Documents" means, collectively, this Agreement and each instrument and document contemplated hereunder, including the Bill of Sale, the Assignment and Assumption Agreement, and the Litigation Agreement, and the Sale Order.

     "Sale  Motion" has the meaning  given to it in Section  7.7.

     "Sale Order" means an order or orders of the Bankruptcy Court in form and substance acceptable to Buyer, in its sole discretion, approving this Agreement and each other Sale Document (including but not limited to the Litigation Agreement), all of the terms and conditions hereof and thereof, and approving and authorizing Seller to consummate the Transaction, pursuant to and in accordance with Sections 363 and 365 of the Bankruptcy Code.

     "Seller" has meaning given to it in the introduction.

     "Seller Certificate" has the meaning given to it in Section 3.2.2.

     "Seller's  Closing  Month  Amount" has the  meaning  given to it in Section
3.2.2.

     "Seller Plan" and "Seller Plans" have meaning given to it in Section 5.9.1.

     "Seller's Share of the Post-Closing Adjustment Amount" has the meaning given to it in Section 3.2.3(c).

     "Software" means all computer programs and any supporting information provided in connection with transactions relating to such programs, including, without limitation, all source codes, now owned or hereafter acquired by Seller, other than software embedded in any category of goods.

     "Subsidiary" means, with respect to any Person (other than an individual) any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) such Person or any other Subsidiary of such Person is a general partner.

     "Tax" or "Taxes" means (a) any tax, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), or (b) liability for the payment of any amounts of the type described in clause (a) as a result of being party to any agreement or any express or implied obligation to indemnify any other Person.

     "Trademark License" shall mean, with respect to any Person, rights under any written agreement now owned or hereafter acquired by such Person granting any right to use any Trademark or Trademark registration.

     "Trademarks" shall mean, with respect to any Person, all of the following in which such Person now holds or hereafter acquires any interest: (a) all common law and statutory trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all licenses thereunder and together with the goodwill associated with and symbolized by such trademark.

     "Transferred Employees" has the meaning given to it in Section 9.1.1.

     "Transferred  Employees'  Employment  Date" has the meaning  given to it in
Section 9.4.

     "Transaction" means, collectively, the transactions contemplated in this Agreement and the other Sale Documents.

     "WARN Act" means, collectively, (a) the Worker Adjustment and Retraining Notification Act, as amended, and (b) any similar state or local Law arising as a result of the Transaction.

     "Well" has the meaning given to it in Section 7.1.2.

     1.2 Rules of Construction. The words "herein," "hereof" and "hereunder" or other words of similar import refer to the Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. For purposes of this Agreement and the other Sale Documents, the following additional rules of construction shall apply: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter, (b) the term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary, (c) all references to statutes and related regulations shall include any amendments thereto and any successor statutes and regulations, and (d) all references to any instruments or agreements shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof, in each case, made in accordance with the terms thereof. Whenever any provision in any Sale Document refers to the "knowledge" of any Person, such provision is intended to mean that such Person has actual knowledge or awareness of a particular fact or circumstance, or that such Person, if it had exercised reasonable diligence, should have known or been aware of such fact or circumstance.

Section 2.        Purchase and Sale.

     2.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, the Sale Order, the Bankruptcy Code and applicable Laws, Seller agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer hereby agrees to purchase from Seller the Purchased Assets, as follows:

     2.1.1 Purchased Assets. All right, title and interest in and to all of the assets, Properties, rights and business of Seller of every kind, character and description, as of the Closing Date, to the extent owned, held or primarily used in the conduct of the Business, including but not limited to the following, and excluding the Excluded Assets (collectively, the "Purchased Assets"):

          (a) all of the contracts, agreements, leases, commitments, and orders (including customer orders, purchase orders and orders with vendors or other suppliers), in each case executed or entered into after the Petition Date and listed on Schedule 2.1.1(a) (the "Post-Petition Contracts");

          (b) every executory contract and unexpired lease of Seller, in each case executed or entered into prior to the Petition Date (the "Chapter 11 Contracts"; the Post-Petition Contracts and the Chapter 11 Contracts are referred to herein collectively as the "Assumed Contracts") listed on
     Schedule 2.1.1(b);

          (c) all accounts, notes and other receivables of Seller existing on the Closing Date, including intercompany receivables (collectively, the "Receivables"), the amount of which as of the date hereof is set forth on
     Schedule 2.1.1(c) (Signing Date), and the amount of which as of the Closing Date is set forth on Schedule 2.1.1(c) (Closing Date);

          (d) all of the real Property and all improvements to, and fixtures of, the real Property of Seller (the "Real Property") listed on Schedule 2.1.1(d);

          (e) all inventory, in whatever form or state, and wherever located, including all inventory of oil as of date hereof as set forth on Schedule 2.1.1(e) (Signing Date), and as of the Closing Date as set forth on
     Schedule 2.1.1(e) (Closing Date);

          (f) all licenses, permits, franchises, certificates of occupancy, registrations and approvals and other authorizations of any Governmental Authority of Seller to the extent the same are transferrable (the "Chapter 11 Permits") listed on Schedule 2.1.1(f);

          (g) all Software, management information systems, URLs, source codes and databases used by Seller whether owned, licensed, leased, or internally developed (in each case, subject to applicable restrictions), servers, computer equipment and associated hardware, supplies, spare parts, portable devices, peripheral equipment, telephone equipment, telephone numbers, facsimile numbers, and electronic mail addresses, passcodes, keys and security badges of Seller listed on Schedule 2.1.1(g);

          (h) all Intellectual Property Rights of Seller listed on Schedule 2.1.1(h);

          (i) all machinery, equipment (including office equipment), furniture, furnishings, fixtures, leasehold improvements and other items of tangible personal Property of Seller listed on Schedule 2.1.1(i),

          (j) all warranties, representations and guarantees, if any, express or implied, existing for the benefit of Seller from third parties relating to the Purchased Assets, to the extent the same are transferable or assignable;

          (k) all cars, trucks, forklifts, other industrial or motor vehicles and other motor vehicles of Seller listed on Schedule 2.1.1(k);

          (l) all rights of Seller under all warranties, representations, indemnities or guaranties made by third parties to or for the benefit of Seller;

          (m) all Books and Records (other than the Organic Documents);

          (n) all claims and defenses which Seller may have against any Person with respect to any Assumed Contract, Purchased Asset or the Business;

          (o) all Performance Bonds and all cash deposits and financial instruments posted by Seller in connection with the Performance Bonds, and all insurance policies of Seller or on which Seller is a named beneficiary or loss payee listed on Schedule 2.1.1(o), and all claims arising under such policies (whether prior to or after the Closing), all credits, premium refunds, proceeds, causes of action or rights thereunder, and all proceeds payable thereunder;

          (p)  all  of  Seller's  cash  and  cash  equivalents   (including  all
     undeposited checks, certificates of deposit, Treasury bills and other marketable securities owned by Sellers) and in banks or other financial institutions, the amount of which as of the date hereof is set forth on
     Schedule 2.1.1(p) (Signing Date), and the amount of which as of the Closing Date is set forth on Schedule 2.1.1(p) (Closing Date);

          (q) all Tax refunds, Tax rebates and Tax reimbursements due to Seller or its Affiliates and relating to the Business that relate to periods prior to the Closing Date;

          (r) all deposits, prepaid expenses, advance payments and other prepaid items held by or maintained with third parties with respect to, pursuant to, or in connection with, any Assumed Contract, agreement or arrangement; deposits with creditors, deposits held by parties to the Assumed Contracts and other deposits; all utility deposits and security deposits of any kind or nature whatsoever, the amount and description of which as of the date hereof is set forth on Schedule 2.1.1(r) (Signing Date), and the amount and description of which as of the Closing Date is set forth on Schedule 2.1.1(r) (Closing Date);

          (s) all equity securities of any Person, and instruments convertible into equity securities of any Person, of Seller listed on Schedule 2.1.1(s); and

          (t) all other Properties not specifically enumerated above which are used by or useful to Seller in connection with the Business, but not including the Excluded Assets.

     2.1.2 Assignment of Assumed Contracts and Rights. To the maximum extent permitted by the Bankruptcy Code, as a condition to the effectiveness of this Agreement, Seller shall assume all of the Assumed Contracts and Intellectual Property Rights. Seller shall assign to Buyer, pursuant to Section 365 of the Bankruptcy Code, all of the Assumed Contracts and Intellectual Property Rights. Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Purchased Asset or any right thereunder if an attempted assignment cannot be accomplished pursuant to
Section 365 or any other provision of the Bankruptcy Code without the consent of a third party. If such consent is not obtained or such assignment is not attainable pursuant to Sections 105, 363 and/or 365 of the Bankruptcy Code, then such Purchased Assets (collectively, the "Non-Transferrable Assets") shall not be transferred hereunder, the Closing shall proceed with respect to the remaining Purchased Assets with a reduction in the Purchase Price for such Non-Transferable Assets as provided for in Section 3.1.1.

     2.1.3 Excluded Assets. Notwithstanding any other provision of this Agreement (or any Schedule other than Schedule 2.1.3) to the contrary, the Purchased Assets shall exclude Seller's rights, title and interest in or to the Property listed on Schedule 2.1.3 (collectively, the "Excluded Assets"). The Excluded Assets shall remain Property of Seller and its bankruptcy estate.

     2.1.4 Sale Free and Clear. The Purchased Assets will be sold free and clear of all Liens and Claims (including, without limitation, the GasRock Claims) (other than Permitted Liens and Assumed Liabilities) to the maximum extent permitted by Section 363 of the Bankruptcy Code; provided, however, that, irrespective of whether the Purchased Assets are sold free and clear of the 1% ORRI, and/or the 10% NPI, Buyer shall consummate the Transaction subject to such interests and the Parties shall perform their obligations under the Litigation Agreement, which shall govern the agreement between the Parties with respect to the 1% ORRI and the 10% NPI.

     2.1.5 Excluded Liabilities. Notwithstanding any other provision of this Agreement to the contrary, Buyer is not assuming, and shall not be deemed to have assumed, any liability or obligation of whatever nature, whether presently in existence or arising hereafter, other than the Assumed Liabilities. Buyer expressly disclaims any express or implied assumption of any liabilities of Seller of any kind, character or description, other than the Assumed

Liabilities. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of Seller and its estate (all such
liabilities   and   obligations   other  than  the  Assumed   Liabilities   are,
collectively, the "Excluded Liabilities"). For the avoidance of doubt, and without limiting the generality of this Section 2.1.5, Excluded Liabilities includes those liabilities and obligations set forth on Schedule 2.1.5.

     2.1.6 Assumed Liabilities. Buyer agrees, from and after the Closing, to assume, pay, perform and discharge, promptly when payment or performance is due or required, the liabilities and obligations of Seller or the Business listed on
Schedule 2.1.6 (the "Assumed Liabilities").

Section 3.        Purchase Price.

     3.1 Purchase Price.

     3.1.1 The consideration to be paid to Seller on the Closing Date (the "Estimated Purchase Price") shall be the amount equal to (a) $20,000,000 minus
(b) Closing Day DIP Loan Obligations minus (c) the sum of all Cure Costs arising out of Assumed Contracts minus (d) the fair market value of the net economic value of all Assumed Liabilities minus (e) the fair market value of the net economic benefit inherent to Buyer with respect to the Non-Transferred Assets minus (f) the full replacement cost of assets and Properties listed on Schedule 2.1.1(a), 2.1.1(b), 2.1.1(d), 2.1.1(e) (other than inventory of oil), 2.1.1(f),
2.1.1(g),  2.1.1(h),  2.1.1(i),  2.1.1(k), 2.1.1(o), 2.1.1(r), 2.1.1(s), 5.4, or
5.13 that are not delivered to Purchaser on the Closing Date (as determined by Purchaser acting reasonably and in good faith) minus (g) the fair market value of assets and Properties that are Purchased Assets that Buyer elects to exclude on the Closing Date after completing its due diligence. The "Cash Purchase Price" means the amount equal to $20,000,000 minus the amounts in clauses (b) through (g) above.

     3.1.2 The "Purchase Price" shall be the amount equal to the Estimated Purchase Price plus or minus the Post-Closing Adjustment, if any, as calculated pursuant to Section 3.2.

     3.2 Purchase Price Adjustment.

     3.2.1 Buyer shall, within 10 days following the last day of the Closing Month, deliver to Seller a certificate ("Buyer Certificate") setting forth, in detail, (a) the cash Receivables collected, and the cash Expenses paid, by Buyer after the Closing Date through the last day of the Closing Month; and (b) Buyer's calculation of such Receivables minus such Expenses (which may be a positive or negative amount, "Buyer's Closing Month Amount").

     3.2.2 Seller shall, within 10 days following the last day of the Closing Month, deliver to Buyer a certificate ("Seller Certificate") setting forth, in detail, (a) the cash Receivables collected, and the cash Expenses paid, by Seller commencing on the first day of the Closing Month through and including the Closing Date; and (b) Seller's calculation of such Receivables minus such Expenses (which may be a positive or negative amount, "Seller's Closing Month Amount").

     3.2.3 Within five Business Days after the later to occur of the date on which the Seller receives the Buyer Certificate and the Buyer receives the Seller Certificate (the "Post-Closing Adjustment Certificate Date"), the Buyer shall calculate, and deliver to Seller a certificate (the "Post-Closing Adjustment Certificate") setting forth, the following information:

          (a) the "Post-Closing Adjustment Amount," which shall be an amount equal to the sum of the Buyer's Closing Month Amount plus the Seller's Closing Month Amount (which amount may be a positive or negative amount);

          (b) the "Daily Pro Ration Amount, which shall be an amount equal to the Post-Closing Adjustment Amount divided by the number of days in the Closing Month;

          (c) the "Seller's Share of the Post-Closing Adjustment Amount," which shall be an amount equal to the Daily Pro Ration Amount multiplied by the number of days in the Closing Month commencing on the first day of the Closing Month and ending on the Closing Date;

          (d) the "Buyer's Share of the Post-Closing Adjustment Amount," which shall be an amount equal to the Daily Pro Ration Amount multiplied by the number of days in the Closing Month, commencing on the first day after the Closing Date through and including the last day of the Closing Month;

          (e) the Seller's Share of the Post-Closing Adjustment Amount less the Seller's Closing Month Amount (which may be a positive or negative amount); and

          (f) the Buyer's Share of the Post-Closing Amount less the Buyer's Closing Month Amount (which may be a positive or negative amount).

     3.2.4 If the amount described in clause (e) of Section 3.2.3 is a positive amount, then Buyer shall pay to Seller such positive amount, in cash or immediately available funds, within five Business Days after the Post-Closing Adjustment Certificate Date; or (b) if the amount described in clause (f) of
Section 3.2.3 is a positive number, then Seller shall pay to Buyer such positive amount, in cash or immediately available funds, within five Business Days after the Post-Closing Adjustment Certificate Date. The amount paid by Buyer or Seller pursuant to this Section 3.2.4 is the "Post-Closing Adjustment." Absent manifest error, the Buyer's calculations in this Section 3.2 shall be final and binding on the Parties and shall be non-appealable.

     3.2.5 In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"), the amount of any Taxes based on or measured by income or receipts for the Pre Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date, and the amount of other Taxes for a Straddle Period which relates to the Pre Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period. Seller shall pay to Buyer, on demand and in cash or immediately available funds, all Taxes paid or incurred by, or assessed against, Buyer or the Business or the Purchased Assets or Assumed Liabilities that relate to the Pre Closing Tax Period.

     3.3 Assumed Contracts. At or prior to Closing and pursuant to Section 365 of the Bankruptcy Code, Seller shall assume and assign to Buyer the Assumed Contracts. The Cure Amounts, as determined by the Bankruptcy Court, if any, related to the Assumed Contracts, and payable in order to effectuate the assumption and assignment of the Assumed Contracts by Seller to Buyer under the Sale Order shall be paid by Buyer.

     3.4 Tax Allocation. The Parties agree that the Purchase Price, applicable Assumed Liabilities and other relevant items shall be allocated in accordance with Section 1060 of the IRC and the regulations promulgated thereunder and
Schedule 3.4 (such schedule to be determined jointly by Buyer and Seller prior to Closing). The Parties agree to provide the other promptly with any other information required to complete Schedule 3.4. Such allocation shall be binding on the Parties for all purposes, including the reporting of gain or loss and determination of basis for income tax purposes, and each of the Parties hereto agrees that it will file a statement (on IRS Form 8594 or other applicable form) setting forth such allocation with its federal and applicable state income tax returns and will also file such further information or take such further actions as may be necessary to comply with the regulations that have been promulgated pursuant to Section 1060 of the IRC and similar applicable Laws.

     3.5 No Assumption by Buyer. All costs accrued in connection with maintaining and operating the Purchased Assets and the Business, and retaining and employing the Transferred Employees, prior and up to the Closing Date shall be the responsibility of Seller, and Buyer shall have no responsibility for such liabilities (other than the Assumed Liabilities and which shall be prorated as of the Closing Date). Except as provided herein, under no circumstance shall Buyer be responsible for, or assume, any liabilities incurred by or on behalf of Seller or Seller's estate resulting from actions or inactions that occurred prior to the Closing Date, unless such liabilities are specifically assumed by Buyer in writing. Buyer shall not be considered a successor to Seller or Seller's estate for any purpose whatsoever. Should any claims arise after the Closing Date, based on events occurring before the Closing Date, such claims shall be asserted only against Seller's estate and resolved pursuant to the applicable claims provisions of the Bankruptcy Code.

Section 4.        Closing.

     4.1 Closing. Unless otherwise agreed to in writing by each of Buyer and Seller, the closing (the "Closing") of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities, all as provided for in this Agreement, shall take place at the offices of Ballard Spahr LLP, 1225 17th Street, Suite 2300, Denver, Colorado 80202, no later than five Business Days after satisfaction or waiver of all of the conditions set forth in Section 11 (other than those requiring a delivery, or taking of other action, at the Closing). For purposes of this Agreement, the term "Closing Date" means the date upon which the Closing actually occurs.

     4.2 Time is of the Essence. Time is of the essence hereunder.

Section 5.        Representations and Warranties of Seller.

     Subject to the terms, conditions and limitations set forth in this Agreement, Seller hereby represents and warrants to Buyer, as of the date of this Agreement and as of the Closing Date, as follows:

     5.1 Organization and Authority. Seller is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation. Subject to the entry of the Sale Order, Seller has all necessary corporate power and authority to own its Properties and to carry on its business and to enter into and perform its obligations under the Sale Documents to which it is a party and in connection with the Transaction. Subject to the entry of the Sale Order, each Sale Document constitutes a valid and binding agreement of Seller and is enforceable in accordance with its terms.

     5.2 No Further Approvals. Subject to the entry of the Sale Order, the execution, delivery and performance of each Sale Document by Seller does not, and the performance of each Sale Document (and the Transaction) by Seller will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any Person, including but not limited to the Bankruptcy Court.

     5.3 Noncontravention. Subject to the entry of the Sale Order, the execution, delivery and performance by Seller of each Sale Document and the consummation of the Transaction do not and will not (a) violate Seller's Organic Documents, (b) violate any applicable Law, (c) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation or to a loss of any benefit relating to any Purchased Asset to which Seller is entitled under any provision of any agreement or other instrument binding upon Seller except for breaches and defaults referred to in
Section 365(b)(2) of the Bankruptcy Code, or (d) result in the creation or imposition of any Lien on any Purchased Asset, except for Permitted Liens.

     5.4 Litigation. Except as disclosed on Schedule 5.4, there is no action, suit, investigation or proceeding pending or threatened against or affecting, Seller, any Purchased Asset, or any Assumed Liability.

     5.5 Compliance with Laws and Court Orders. Except as set forth on Schedule 5.5, Seller is not in violation of any Law applicable to the Purchased Assets or the Assumed Liabilities or the Transferred Employees or the conduct of the Business.

     5.6 Sufficiency of and Title to the Purchased Assets.

     5.6.1 The Purchased Assets constitute all of the material Property owned, held or primarily used in the conduct of the Business (other than the Excluded Assets).

     5.6.2  Since   November  1,  2010,   Seller  has  not  disposed  of,  sold,
transferred, assigned, or rejected any executory contracts or unexpired leases of Seller or relating to the Business.

     5.6.3 Upon consummation of the Transaction, Buyer will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Purchased Assets, free and clear of all Liens and Claims to the maximum extent permitted by the Bankruptcy Code, other than Assumed Liabilities and Permitted Liens; provided, however, that should the Sale Order not authorize the Transaction free of the GasRock Claims pursuant to Section 363 of the Bankruptcy Code, Seller shall not have violated this Section 5.6.3.

     5.6.4 No  Purchased  Asset is  subject to any Lien,  other  than  Permitted
Liens.

     5.7 Assumed Contracts. Seller has not received written notice, nor does it otherwise have knowledge, that any party to any Assumed Contract intends to cancel, terminate or refuse to renew such contract or to exercise or decline to exercise any option or right thereunder and each such contract is valid and binding upon such parties in accordance with its terms, except to the extent excused by or unenforceable as a result of the commencement or pendency of the Bankruptcy Case or the application of any provision of the Bankruptcy Code.

     5.8 Environmental Matters.

     5.8.1 (a) Seller has all Environmental Permits required by or under all Environmental Laws and is, and for Seller's existence, has been in compliance with such permits and is otherwise in compliance with all applicable Environmental Laws, (b) Seller has not received any written notice not subsequently resolved with respect to the business of, or any Property owned or leased by Seller from any Governmental Authority or third party alleging that Seller or any aspect of the Business is not in compliance with any Environmental Law and no such condition of non-compliance exists, (c) except those not in violation of Environmental Laws, there has been no Release, disposal, event, condition, circumstance, activity, practice or incident concerning any land, facility, asset or property that constitutes a past or continuing violation by Seller of, or otherwise interferes, or prevents compliance or continued compliance by Seller with, any Environmental Law, and (d) there is no obligation under Environmental Laws to perform remedial action relating to any Release of a hazardous substance, waste, pollutant or contamination.

     5.8.2  There are no existing  Environmental  Liabilities  or  Environmental
Conditions  for  Seller,  the  Business  or  the  Purchased  Assets  or  Assumed
Liabilities. Seller has provided to Buyer copies of all and all written information pertaining to Environmental Liabilities or Environmental Conditions relating to or affecting Seller, the Business, the Purchased Assets and Assumed Liabilities. Seller hereby acknowledges and agrees that prior to the Closing Date, (a) Buyer has not ever been, in control of any of Seller, the Business, the Purchased Assets or Assumed Liabilities or Seller's affairs, and (b) except as provided in the Loan Documents, does not have the capacity through the provisions of this Agreement or any other document or agreement or otherwise to influence Seller's conduct with respect to the ownership, operation or management of any of the Business, the Purchased Assets, or the Assumed Liabilities, or compliance (or not) with Environmental Laws.

     5.9 Employee Benefits; Labor Matters.

     5.9.1 Schedule 5.9.1 contains a true and complete list of each "employee benefit plan" as defined in ERISA, that is sponsored, maintained, or contributed to or required to be contributed to by Seller or any ERISA Affiliate, that together with Seller would be deemed a "single employer" within the meaning of
Section 4001(b) of ERISA, or to which Seller or an ERISA Affiliate is party, for the benefit of any employee of Seller engaged in the Business (individually, a "Seller Plan," and collectively, the "Seller Plans"). Buyer is not assuming and shall have no liability in connection with any Seller Plan.

     5.9.2 No Seller Plan is (a) subject to Title IV of ERISA; (b) a multiemployer plan within the meaning of Section 3(37) of ERISA; (c) maintained in connection with any trust described in Section 501(c)(9) of the IRC; or (d) subject to the minimum funding standards of ERISA Section 302 or IRC Section
412. Further, neither Seller nor any ERISA Affiliate has ever contributed to or been obligated to contribute to a multiemployer plan within the meaning of
Section 4001(a)(3) of ERISA.

     5.9.3 Except as set forth on Schedule 5.9.3, Seller and each ERISA Affiliate is in material compliance with, and each Seller Plan has been operated in accordance with, the provisions of such Seller Plan, and Seller and each ERISA Affiliate is in material compliance with ERISA, the IRC and all legal requirements governing each such Seller Plan, including but not limited to rules and regulations promulgated by the U.S. Department of Labor, the Pension Benefit Guaranty Corporation and the U.S. Department of the Treasury pursuant to the provisions of ERISA and the IRC.

     5.9.4 Neither Seller nor any ERISA Affiliate is a party to any collective bargaining agreements and there are no labor unions or other organizations representing, purporting to represent, or attempting to represent, any employee of Seller.

     5.9.5 Except as set forth on Schedule 5.9.5, Seller has not, with respect to employees engaged in the Business, violated any provision of any Law regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor related matters, including, without limitation, Laws relating to discrimination, fair labor standards and occupational health and safety, wrongful discharge or violation of the person rights of employees, former employees or prospective employees. By listing claims on Schedule 5.9.5, Seller does not admit the violation of any such Law.

     5.9.6 There are no pending claims or lawsuits by, against, or relating to any Seller Plan that would, if successful, result in liability of Seller, any ERISA Affiliate or Buyer, and no claims or lawsuits have been asserted, instituted or, to the knowledge of Seller, threatened in writing by, against, or relating to any Seller Plan, against the assets of any trust or other funding arrangement under any such Seller Plan, by or against Seller with respect to any

Seller Plan, or by or against the plan administrator or any fiduciary of any Seller Plan, and Seller does not have knowledge of any fact that could form the basis for any such claim or lawsuit. The Seller Plans are not presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the U.S. Department of Labor, or any other Governmental Authority or entity, and no matters are pending with respect to any Seller Plan under the IRS' Voluntary Compliance Resolution program, its Closing Agreement Program, or other similar program.

     5.10 Intellectual Property Rights.

     5.10.1 Disclosure. Schedule 5.10.1 sets forth all United States and foreign Intellectual Property Rights owned or licensed by Seller, specifying as to each owned item, as applicable: (a) the nature of the item, including the title, (b) the owner of the item, (c) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed, and (d) the issuance, registration, or application numbers and dates.

     5.10.2 Ownership. Except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, as of the Closing Date, Seller will (a) own or have the right to use and transfer to Buyer, free and clear of Liens, other than Permitted Liens, and (b) have the unrestricted right to use, sell, or license, all Intellectual Property Rights used in the conduct of the Business to the maximum extent permissible by operation of the Bankruptcy Code.

     5.10.3 Claims. Except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, Seller has not been, during the five years preceding the date of this Agreement, a party to any claim or action, nor, to the knowledge of Seller, is any claim or action threatened that challenges the validity, enforceability, ownership, or right to use, sell, or license any Intellectual Property Right. To the knowledge of Seller, no Person is infringing upon any Intellectual Property Right, and Seller is not infringing on any other Person's Intellectual Property Rights.

     5.10.4 Administration and Enforcement. Seller has taken all necessary and desirable action to maintain and protect each Intellectual Property Right used and/or owned by Seller.

     5.10.5 Software. Except as set forth on Schedule 5.10.5, all Software is held by Seller legitimately, is fully and freely transferable to Buyer without any third party consent, and to the knowledge of Seller is free from any significant software defect, performs substantially in conformance with its documentation, and does not contain any bugs or viruses or any code or mechanism that may be reasonably likely to materially interfere with the operation of such Software.

     5.11 Real Property. Seller's use of the Real Property complies with all Laws and Seller's use of the Real Property is not subject to any permitted nonconforming use or to any structure classification.

     5.12 Marketing. Seller has thoroughly marketed the Purchased Assets and the Business. During the preceding 11 months, Seller has contacted numerous parties regarding the sale of the Purchased Assets. In Seller's reasonable business judgment, no offer heretofore made to or received by Seller yields as much benefit to Seller, its estate, creditors, and all parties in interest, as do the Transaction.

     5.13 Other Overriding Royalties and Net Profits Interests. Seller has not granted or conveyed any right, title or interest in or to any oil or gas leases, unit interests, profits interest, overriding royalty interest or similar interest in or to any Property of Seller or otherwise affecting the Business, other than the 1% ORRI, the 2% ORRI and the 10% NPI. Except as set forth on
Schedule 5.13, Buyer will purchase the Purchased Assets and assume the Assumed Liabilities free and clear of all oil or gas leases, unit interests, net profits interest, overriding royalty interests, royalty interests or similar interest; provided, however, that, irrespective of whether the Purchased Assets are sold free and clear of the 1% ORRI, and/or the 10% NPI, Buyer shall consummate the Transaction subject to such interests and the Parties shall perform their obligations under the Litigation Agreement, which shall govern the agreement between the Parties with respect to the 1% ORRI and the 10% NPI. There are no amendments or modifications, written or verbal, to any of the GasRock Agreements.

     5.14 Certain Fees. Except as set forth on Schedule 5.14, Seller has not incurred, and will not incur, any liability for any investment banking fees, financial advisory fees, brokerage fees, finders' fees, or other similar fees in connection with this Agreement or the Transaction.

     5.15 Subsidiaries. Schedule 5.15 correctly sets forth the name of each Subsidiary of Seller, the jurisdiction of such Subsidiary's formation or organization and the Persons owning the outstanding equity securities of such Subsidiary. The Subsidiaries of Seller have no assets or liabilities. Neither Seller nor any Subsidiary of Seller owns or holds the right to acquire any capital stock or any other security or interest in any other Person. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors any Subsidiary.

     5.16 Capacity to Perform. Seller has the required capacity to perform its obligations under this Agreement, and to the knowledge of Seller, the Transaction is not the subject of any contingency or condition not specifically set forth in this Agreement.

     5.15 No Warranty. BUYER ACKNOWLEDGES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, THE PURCHASED ASSETS ARE BEING CONVEYED ON AN "AS IS," "WHERE IS," "WITH ALL FAULTS" BASIS. FOLLOWING THE CLOSING, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PURCHASED ASSETS. IN PROCEEDING WITH ITS ACQUISITION OF THE PURCHASED ASSETS, BUYER IS VERIFYING THAT IT HAS INSPECTED, HAS HAD AN OPPORTUNITY AND WILL CONTINUE TO HAVE THE OPPORTUNITY TO INSPECT THE PURCHASED ASSETS. BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER OR ITS AGENTS OR REPRESENTATIVES, AS TO ANY MATTERS CONCERNING THE SAME EXCEPT AS PROVIDED IN THIS AGREEMENT. NOTHING HEREIN CONTAINED IS INTENDED TO CREATE ANY THIRD PARTY BENEFICIARY RIGHTS.

Section 6.        Representations and Warranties of Buyer.

     Subject to the terms, conditions and limitations set forth in this Agreement, Buyer hereby represents and warrants to Seller, as of the date of this Agreement and as of the Closing Date, as follows:

     6.1 Organization and Authority. Buyer is duly organized, validly existing, and in good standing under the laws of Delaware and, as of the Closing Date will be, registered and qualified to do business in all jurisdictions in which it is required to be so registered and qualified. Subject to the entry of the Sale Order, Buyer has all necessary corporate power and authority to enter into and perform its obligations under this Agreement and each other Sale Document and the Transaction. Subject to the entry of the Sale Order, each Sale Document to which Buyer is a party constitutes a valid and binding agreement of Buyer and is enforceable in accordance with its terms.

     6.2 No Further Approvals. Subject to the entry of the Sale Order, the execution, delivery and performance of each Sale Document to which Buyer is a party by Buyer does not, and the performance of each Sale Document to which

Buyer is a party (and the Transaction) by Buyer will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any Person, including but not limited to the Bankruptcy Court.

     6.3 Noncontravention. Subject to the entry of the Sale Order, the execution, delivery and performance by Buyer of each Sale Document to which Buyer is a party and the consummation of the Transaction do not and will not (a) violate Buyer's certificate of incorporation or bylaws, or (b) violate any applicable Law.

     6.4 Certain Fees. Buyer has not incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, finders' fees, or other similar fees in connection with this Agreement or the Transaction.

     6.5 No Litigation. There is no action, suit, investigation or proceeding pending or threatened against or affecting Buyer, and there is no action, suit, investigation or proceeding pending or threatened against or affecting, any Affiliate of Buyer that may affect Buyer's obligations hereunder or Buyer's consummation of the Transaction.

     6.6 Capacity to Perform. Buyer has the required capacity to perform its obligations under this Agreement, and to the knowledge of Buyer, the Transaction is not the subject of any contingency or condition not specifically set forth in this Agreement.

Section 7.        Covenants of Seller.

     Seller hereby covenants and agrees as follows:

     7.1 Conduct of the Business. Except as may be required by the Bankruptcy Court, except for the consequences resulting from the commencement and continuation of the Bankruptcy Case, and except as may be required or contemplated by this Agreement, from the date hereof until the earlier to occur of (a) the Closing Date, and (b) the date of termination of this Agreement, Seller shall (i) conduct the Business in the ordinary course consistent with the best practices of the industry, (ii) preserve intact the business organizations and relationships with third parties (including suppliers and customers), (iii) keep available the services of the present employees of the Business, (iv) perform and pay, as and when due, all of its post-petition obligations, (v) comply with all applicable Laws and other requirements of all Governmental Authorities, and (vi) conduct the cash management customs and practices (including the timing of collection of Receivables and payment of payables and other current liabilities) and maintain its books and records in the ordinary and usual course of business consistent with past custom and practice.

     Without limiting the generality of the foregoing, from the date of this Agreement until the earlier of (x) the Closing Date, and (y) the date of termination of this Agreement, except (A) as may be required by the Bankruptcy Court, (B) in the ordinary course of Business consistent with the best practices of the industry, (C) for the consequences resulting from the commencement and continuation of the Bankruptcy Case, or (D) as may be required or contemplated by this Agreement, from the date of this Agreement through and including the Closing Date, Seller will not:

     7.1.1 acquire more than $25,000 of assets (by original cost), in the aggregate, from any other Person or Persons, in a single or multiple transactions, or make any single capital expenditure or commitment in excess of $5,000 or make aggregate capital expenditures and commitments in excess of $10,000; delay or otherwise fail to make any capital expenditures that were previously budgeted or scheduled to be made;

     7.1.2 enter into, terminate or fail to renew any (a) farmout or farmin agreement; or (b) agreement regarding the construction, installation, and operation of any gathering or transportation pipelines intended to serve any wells for the production of hydrocarbons that are located on the Leases or on other Real Property with which the Leases or the Real Property covered thereby (a "Well");

     7.1.3 sell, lease, license or otherwise dispose of any Purchased Asset (including plugging or abandoning any Well or abandoning any Lease or portion thereof), except sales of inventory in the ordinary and usual course of business consistent with past custom and practice;

     7.1.4 permit any insurance policy naming Seller as a beneficiary or a loss payee to be cancelled or terminated;

     7.1.5 incur any liabilities or obligations except current liabilities or obligations for trade payables in connection with the purchase of goods or services in the ordinary and usual course of business consistent with past custom and practice; pay, discharge or satisfy any liabilities other than the payment, discharge or satisfaction in the ordinary and usual course of business consistent with past custom and practice of liabilities reflected or reserved against in Seller's financial statements, or as contemplated herein, or incurred since November 15, 2010 in the ordinary and usual course of business consistent with past custom and practice; borrow any money (other than trade payables or other current expenses, all in the ordinary and usual course of business consistent with past custom and practice) or issue any bonds, debentures, notes or other securities evidencing money borrowed;

     7.1.6 write down the value of any inventories or write off as uncollectible any Receivable; cancel any debts or waive any claims or rights;

     7.1.7 make any change in any method of financial or Tax accounting or reporting or financial or Tax accounting or reporting practice, except as required by Generally Accepted Accounting Principles in the United States; make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax;

     7.1.8 make any Material Decision without the prior express written consent of Buyer; modify, amend or terminate any Assumed Contract; waive, release or assign any material rights or claims under any Assumed Contract; enter into any contracts, agreements, arrangements or understandings; engage in, or assist any third party to engage in, any act, or fail to take any action or encourage any third party to refrain from taking any action, that could reasonably be expected to result in a Material Adverse Effect;

     7.1.9 provide confidential information to any Person that has not signed and delivered a confidentiality agreement to Seller in form and substance acceptable to Buyer in its sole discretion;

     7.1.10 except as set forth in Seller's First Amended Plan of Reorganization (DKT #: 427) and the Disclosure Statement related thereto (DKT #: 429) filed with the Bankruptcy Court on December 13, 2010, amend or propose to amend its Organic Documents or issue any shares or any other equity securities to any Person; declare, pay, make or otherwise effectuate any distributions, redemptions, equity repurchases or other transactions involving any ownership interests or equity securities; sell, transfer, contribute, distribute, or otherwise dispose of any of its securities or equity interests (other than marketable securities);

     7.1.11 (i) accelerate the payment or vesting of benefits payable under any existing bonus, incentive, severance, retention or termination arrangement with any employees of Seller; (ii) make any loans or advances to, or guarantees for the benefit of, or enter into any transaction with any employee, officer, manager, director or equityholder of Seller; (iii) without first consulting with Buyer, hire or terminate any employee (whether or not in the ordinary course of business) who has an annual salary in excess of $50,000; or (iv) without first consulting with Buyer, make, or permit any other Person to make, any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree or promise to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, to or in respect of any equityholder, manager, director, officer, employee, consultant, broker, salesman, distributor or agent of Seller, or make or grant any increase in, or establish, amend or terminate, any plan, program, policy or arrangement, including, without limitation, any Seller Plan or arrangement, or adopt any new Seller Plan or arrangement or enter into any new collective bargaining agreement or other union contract or arrangement or multiemployer plan;

     7.1.12 sell, assign, transfer, abandon or permit to lapse any licenses or permits or any portion thereof, or any Intellectual Property Rights or other intangible assets, disclose any material confidential information or trade secret to any person or grant any license or sublicense of any rights under or with respect to any Intellectual Property Rights or other intangible assets;

     7.1.13 grant or convey any right, title or interest in or to any oil or gas leases, unit interests, profits interest, overriding royalty interest or similar interest in or to any Property of Seller or otherwise affecting the Business, other than the 1% ORRI, the 2% ORRI and the 10% NPI; amend or modify, nor cause to be amended or modified, either by written or verbal agreement, any of the GasRock Agreements;

     7.1.14 institute, settle or agree to settle any litigation, action or proceeding by or before any Governmental Authority;

     7.1.15 take any action that would reasonably be expected to cause the failure of any condition contained in Section 11 (other than actions taken by Seller in connection with the discharge of its fiduciary duties during the Bankruptcy Case); and

     7.1.16 agree, whether in writing or otherwise, to take any of the actions set forth in this Section 7.1.

     7.2 Covenants and Obligations Under Loan Documents. From the date of this Agreement until the earlier to occur of the Closing Date and the date of termination of this Agreement, Seller shall fully and timely perform all of its obligations, covenants and duties arising under each and every Loan Document.

     7.3 Access to Information. From the date hereof until the earlier to occur of the Closing Date and the date of termination of this Agreement, Seller shall reasonably afford, and shall cause each and all of its officers, employees, attorneys and other agents to reasonably afford, to Buyer and its counsel, accountants and other representatives, access (at reasonable times during normal business hours) to officers and other employees of the Business for the purposes of evaluating the Business and all Properties and Books and Records, books, accounts, records and documents of, or relating to, the Business. During the period from the date hereof until the Closing, each Company Party shall furnish promptly to Buyer all information concerning its business, properties and personnel as Buyer may reasonably request.

     7.4 Notices of Certain Events. Seller shall promptly notify Buyer in writing of (a) any notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the Transaction, (b) any material written communication from any Governmental Authority in connection with or relating to the Transaction or any Purchased Asset, including all communication from or regarding GasRock, and (c) the commencement or threat of commencement of any actions, suits, investigations or proceedings relating to Seller, any Purchased Asset or the Business.

     7.5 Insurance. Seller shall name, or cause Buyer to be named, as a loss payee on all insurance policies maintained by Seller with respect to the Business, the Purchased Assets, the Transferred Employees and the Assumed Liabilities. Seller shall maintain in effect insurance with respect to the Purchased Assets and the Business providing the same type of coverage, in the same amounts, and with the same deductibles as the insurance maintained in effect by Seller with respect to such Purchased Asset and the Business on the date of execution hereof.

     7.6 Disclosure Supplements. From time to time prior to the Closing, Seller shall promptly supplement the Schedules hereto with respect to any matter hereafter arising or any information obtained after the date hereof of which, if existing, occurring or known at or prior to the date of this Agreement, would have been required to be set forth or described in the Schedules, or which is necessary to complete or correct any information in such schedule or in any representation and warranty of Seller which has been rendered inaccurate thereby. For purposes of determining the satisfaction of the conditions set forth in Section 11.2.1, no such supplement or amendment shall be considered.

     7.7 Sale Motion and Sale Order. Seller shall promptly file, in no event later than December 20, 2010, (a) a motion with the Bankruptcy Court in a form and substance satisfactory to Buyer in its sole discretion seeking authorization to sell to Buyer the Purchased Assets free and clear of all Liens and Claims pursuant to Section 363 of the Bankruptcy Code, and to assume the Assumed Liabilities, and to enter into the Sale Documents, including the Litigation Agreement (the "Sale Motion"), and (b) a form of order in form and substance satisfactory to Buyer in its sole discretion authorizing the sale of the Purchased Assets to Buyer pursuant to Section 363 of the Bankruptcy Code and approving the Sale Motion in all respects.

     7.8 Further Agreements. Seller authorizes and empowers Buyer on and after the Closing Date to receive and to open all mail received by Seller relating to the Purchased Assets, the Business or the Assumed Liabilities and to deal with the contents of such communications in any proper manner. Seller shall promptly deliver to Buyer any mail or other communication received by Seller after the Closing Date pertaining to the Purchased Assets, the Business or the Assumed Liabilities and shall remit all payments received on or after the Closing Date with respect to any account receivable. Buyer shall promptly deliver to Seller any mail or other communication received by it after the Closing Date pertaining to the Excluded Assets or any Excluded Liabilities and any cash, checks or other instruments of payment in respect thereof. From and after the Closing Date, Seller shall refer all inquiries with respect to the Business, the Purchased Assets and the Assumed Liabilities to Buyer, and Buyer shall refer all calls with respect to the Excluded Assets and the Excluded Liabilities to Seller.

Section 8.        Covenants of Seller and Buyer.

     Seller and Buyer each hereby covenants and agrees as follows:

     8.1 Efforts; Further Assurances. Seller covenants and agrees to warrant and defend the sale, transfer, assignment, conveyance, grant and delivery of the Purchased Assets hereby made against all Persons whomsoever, to take all steps reasonably necessary to establish the record of Buyer's title in and to the Purchased Assets and, at the request of Buyer, to execute and deliver to Buyer such other and further instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, and other instruments as may be requested by Buyer, and take such other action as Buyer may reasonably request, in order to vest in Buyer all right, title and interest of Seller in and to each of the Purchased Assets, and to otherwise carry out the intent and purpose of this Agreement, all at the sole cost and expense of Buyer. Seller hereby acknowledges that from and after the Closing Date, Seller shall have no right, title or interest in or to any of the Purchased Assets.

     8.2 Certain Filings. The Parties shall cooperate in good faith with one another (a) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Assumed Contracts, Chapter 11 Permits or Intellectual Property Rights, in connection with the consummation of the Transaction, and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     8.3 Public Announcements. Except as may be required by applicable Law or in compliance with public disclosure requirements of any securities regulatory agency or national securities exchange, the Parties shall not make any public announcements or statements concerning the Transaction or the existence of any agreement or negotiations between the Parties without the prior written consent of the other Party. Buyer agrees that Seller may provide copies of this Agreement to parties in interest in the Bankruptcy Case or as otherwise necessary or desirable in connection with the Bankruptcy Case. Seller also shall be entitled to file copies with the Bankruptcy Court or as otherwise required by Law.

     8.4 WARN Act. Buyer shall not assume any obligation or liabilities for the provision of notice or payment in lieu of notice or any applicable penalties under the WARN Act. Seller hereby agrees to indemnify Buyer against and agrees to hold Buyer harmless from and against any and all expenses, losses, Claims and damages incurred or suffered by Buyer with respect to WARN Act. Buyer shall not, at any time prior to 90 days after the Closing Date, effectuate a "plant closing" or "mass layoff" as those terms are defined in the WARN Act affecting the employees of Seller without complying fully with WARN Act.

     8.5 Tax Matters.

     8.5.1 Tax Cooperation. The Parties agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business and the Purchased Assets (including access to Books and Records) as is reasonably necessary for the preparation and filing of all Tax returns, the making of any election relating to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax. The Parties shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Purchased Assets or the Business.

     8.5.2 Transfer Taxes. If for any reason, any sales, use, transfer or other similar Taxes are assessed at Closing or at any time thereafter on the transfer of any Purchased Assets (the "Transfer Taxes"), then in each instance such Transfer Taxes incurred as a result of the Transaction shall be paid by Seller. The Parties shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation.

     8.5.3  Property  Taxes.  All Property Taxes for a Tax period which includes
(but does not end on) the Closing Date (collectively, the "Apportioned Obligations") shall be apportioned between Seller, on the one hand, and Buyer, on the other hand, based on the number of days of such Tax period included in the Pre-Closing Tax Period and the number of days of such Tax period after the Closing Date (with respect to any such Tax period, the "Post-Closing Tax Period"). Seller shall be liable for the proportionate amount of such Property Taxes that is attributable to the Pre-Closing Tax Period, and Buyer shall be liable for the proportionate amount of such Property Taxes that is attributable to the Post-Closing Tax Period.

     8.5.4 Apportionment. Apportioned Obligations or Transfer Taxes shall be timely paid, and all applicable filings, reports and returns shall be filed, as provided by applicable Law. The paying Party shall be entitled to reimbursement from the non-paying Party. Upon payment of any such Apportioned Obligation or Transfer Tax, the paying Party shall present a statement and reasonable supporting documents to the non-paying Party setting forth the amount of reimbursement to which the paying Party is entitled, together with such supporting evidence as is reasonably necessary to calculate the amount to be reimbursed. The non-paying Party shall make such reimbursement promptly but in no event later than 10 days after the presentation of such statement. Any payment not made within such time shall bear interest at the rate per annum equal to the rate of interest announced by JP Morgan Chase N.A. from time to time as its base rate in New York City.

Section 9.        Employee Matters.

     9.1 Employees and Offers of Employment.

     9.1.1 As of the Closing Date, Buyer may, but shall not be obligated to, offer employment to certain employees of Seller who are employed in connection with the Business (Seller's employees who accept offers of employment are referred to as the "Transferred Employees") on such terms and conditions as agreed to Buyer and such Transferred Employees. Seller agrees that Buyer retains sole and complete discretion with respect to which employees of Seller Buyer shall offer employment.

     9.1.2 Seller will terminate all Transferred Employees as of the Closing Date. Seller shall indemnify and hold Buyer harmless from any and all damages, liabilities, claims or expenses incurred by Buyer as a result of the failure of Seller to comply with any of the requirements of the WARN Act, including applicable notice requirements. Seller will provide Buyer with copies of all notices it proposes to give to employees regarding the Transaction as promptly as practicable (and in the case of notices required by the WARN Act or other statutes, at least five Business Days) in advance of giving such notice to employees.

     9.2 Employee Plans.

     9.2.1 The Parties recognize that the continued employment of certain employees of Seller who are employed in connection with the Business is significant to the business interests of both Buyer and Seller. As such, the orderly transfer of employment relationships of such employees is important to the Parties, and Seller will use its best efforts to accomplish the transition with as little disruption to the Business as possible.

     9.2.2 Buyer agrees with respect to the Transferred Employees: (a) to give such Transferred Employees credit under Buyer's benefit plans, programs, and arrangements, including credit for accrued vacation, for such employees' period of service with Seller; provided, however, that such credit shall only be taken into account under any tax-qualified plan maintained by Buyer for purposes of determining such employees' eligibility for participation and eligibility to satisfy any hours of service requirement in order to receive an allocation of an employer contribution and (b) to provide the same coverage to such Transferred Employees as is offered under Buyer's health, medical, life insurance and other welfare plans. Schedule 9.2.2 sets forth the amounts described in this Section 9.2.2.

     9.2.3 No provision of this Section 9.2 shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of Seller or of any of its subsidiaries in respect of continued employment (or resumed employment) with either the Business, Buyer any of its Affiliates and no provision of this Section 9.2 shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any of Seller's Plans or any plan or arrangement which may be established by Buyer or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of Buyer or any of its Affiliate.

     9.3 Successor Employer. Buyer shall use its best efforts to apply the successor employer provisions of Treasury Regulation Section 31.3121(a)(1)-1(b) with respect to each Transferred Employee hired by Buyer for the year of the Closing.

     9.4 Workers' Compensation. Seller shall be liable for all workers' compensation claims arising out of injuries with an identifiable date of occurrence sustained by Seller's employees prior to the Closing Date. Buyer shall be liable for all workers' compensation claims arising out of injuries with an identifiable date of occurrence, sustained only by Transferred Employees on and after the dates Buyer hires such Transferred Employees (hereinafter, "Transferred Employees' Employment Date"), and Seller shall be liable for all workers' compensation claims arising out of injuries or occupational diseases without an identifiable date of occurrence or exposure, originating from within Seller's facilities and sustained or contracted prior to the Closing Date;
provided, however, such claims are filed with the appropriate Workers' Compensation authority within 45 days after the Transferred Employees' Employment Date. Buyer shall be liable for all workers' compensation claims arising out of injuries or occupational diseases without an identifiable date of occurrence or exposure, which are alleged to have been sustained or contracted either before or after the Transferred Employees' Employment Date; provided, however, that such claims are filed with the appropriate workers' compensation authority more than 45 days after the Transferred Employees' Employment Date.

Section 10.       Closing Deliveries.

     10.1 Buyer's Deliveries at Closing. At the Closing, Buyer shall deliver to Seller the following: (a) the Cash Purchase Price, by wire transfer in immediately available funds to an account which Seller shall designate in writing three Business Days prior to the Closing Date; (b) the Assignment and Assumption Agreement, duly executed by Buyer; (c) the Litigation Agreement, duly executed by Buyer; (d) a certificate, executed by a duly authorized officer of Buyer, to the effect that all conditions to Closing have been satisfied or waived; and (e) all other documents, instruments and writings reasonably requested by Seller to be delivered by Buyer at the Closing in connection with the consummation of the Transaction.

     10.2 Seller's Deliveries at Closing. At the Closing, Seller shall deliver to Buyer the following: (a) the Sale Order, together with the certification of Seller's counsel that the sale has not been stayed; (b) the Assignment and Assumption Agreement, duly executed by Buyer; (c) the Bill of Sale, duly executed by Seller; (d) the Litigation Agreement, duly executed by Seller; (e) duly executed deeds, assignments or other instruments necessary to convey all of the Purchased Assets, and Assumed Liabilities to Buyer and to consummate the Transaction (the form of which is attached hereto as Exhibit D, and list of such assignment documents is set forth on Schedule 10.2); and (f) certificates of title to motor vehicles, if any, constituting a part of the Purchased Assets.

Section 11.       Conditions Precedent to Closing.

     11.1 Conditions to Obligations of Buyer and Seller. The obligations of Buyer and Seller to consummate the Closing are subject to the satisfaction (or waiver by Seller, as the case may be) of the following conditions:

     11.1.1 Buyer or Seller, as the case may be, has not elected to terminate this Agreement;

     11.1.2 The Bankruptcy Court shall have entered the Sale Order in the Bankruptcy Case, in form and substance reasonably acceptable to Seller and Buyer (including a finding that Buyer is a "good faith" purchaser within the meaning of Section 363(m) of the Bankruptcy Code and waiving any stay that would otherwise be applicable pursuant to Bankruptcy Rules 6004(h) or 6006(d)), and as of the Closing Date, the Sale Order shall be in full force and effect and shall not have been stayed, vacated or reversed;

     11.1.3 No order shall be entered in the Bankruptcy Case granting any secured creditor, lessor or other creditor relief from stay with respect to any portion of the Purchased Assets, unless the Sale Order authorizes Seller to sell the affected Property free and clear of the Lien or Claim of such secured creditor, creditor or lessor; and

     11.1.4 No injunction, stay or similar order or decree, issued by any Governmental Authority, shall be in effect that restrains, enjoins, stays or prohibits the consummation of the Transaction.

     11.2 Conditions to Obligations of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction (or waiver by Buyer) of the following further conditions:

     11.2.1 Seller has delivered all items deliverable pursuant to Section 10.1;

     11.2.2 All representations and warranties of Seller set forth in the Sale Documents shall be true and correct in all respects as of the Closing Date;

     11.2.3 With respect to the Purchased Assets, the Business and the Transferred Employees, there shall not have been any Material Adverse Effect or material loss or damage sustained, whether or not insured, that materially affects the Purchased Assets, the Business or the Transferred Employees, individually or in the aggregate; provided, however, that in the event of any loss or damage to the Purchased Assets for which Seller has received, or has the right to receive, insurance proceeds, Buyer shall have the option to consummate the Transaction and receive the insurance proceeds in the place of any Purchased Assets;

     11.2.4 Seller shall have (a) performed, satisfied, and complied with all covenants, agreements, and conditions required to be performed or complied with by Seller on or before the Closing Date, and (b) delivered all items and satisfied all obligations required at the Closing; and

     11.2.5 No Event of Default (as that term is defined in the Loan Agreement) shall have occurred at any time during the term of the Loan Agreement.

Section 12.       Survival; Indemnification.

     12.1 Survival. The representations and warranties of Seller and Buyer contained in this Agreement or in any certificate or other writing delivered in connection herewith, shall survive the Closing for 15 months following the Closing Date. The covenants and agreements of each Seller and Buyer contained herein that by their terms are to be performed after Closing shall survive the Closing for such terms as provide herein.

     12.2 Indemnification. Seller agrees to indemnify and hold Buyer harmless with respect to any breach of any representation, warranty or covenant of this Agreement or any Sale Document, and with respect to every obligation of, or claim arising out of, any Subsidiary of Seller.

Section 13.       Termination.

     13.1 Termination. This Agreement and the Transaction may be terminated without breach by the terminating Party in any of the following ways, at any time prior to Closing:

     13.1.1 by mutual written consent of Seller and Buyer;

     13.1.2 by Buyer, in its sole and unrestricted discretion, at any time up to and including January 21, 2011 if (a) Buyer is not satisfied with the results of its due diligence review of Seller, the Business, the Purchased Assets and the Assumed Liabilities, determined by Buyer in its sole and absolute discretion;

     13.1.3 by Seller or Buyer, at its option as applicable, if the Closing shall not have been consummated (other than by reason of the breach of obligations by the non-terminating Party) on or before the 15th day after entry of the Sale Order by the Bankruptcy Court (the "End Date");

     13.1.4 by Seller or Buyer, if any condition set forth in Section 11.1 is not satisfied, and such condition is incapable of being satisfied by the End Date;

     13.1.5 by Buyer, if any condition set forth in Section 11.2 has not been satisfied, and such condition is incapable of being satisfied by the Closing Date; or

     13.1.6 by Buyer, if any Event of Default shall have occurred, whether or not such Event of Default is continuing.

     The Party desiring to terminate this Agreement pursuant to this Section 13 shall give notice of such termination to the other Party in accordance with
Section 14.3.

     13.2 Effect of Termination. Notwithstanding anything herein to the contrary, if this Agreement is terminated pursuant to Section 13.1, such termination shall be without liability of the terminating Party (or any stockholder, director, officer, employee, counsel, financial adviser, agent, consultant or representative of such Party) to the other Party to this Agreement.

Section 14.       Miscellaneous.

     14.1 Amendments; Severability. Neither this Agreement nor any other Sale Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and signed by Buyer and approved by the Bankruptcy Court, if such approval is required. If any provision of this Agreement or the application thereof to any Party or circumstances shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been part of this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     14.2 Reasonable Access to Records and Personnel. Following the Closing Date and so long as such access does not unreasonably interfere with Buyer's business operations, Buyer shall permit Seller's representatives reasonable access to Buyer's employees and any Books and Records (whether in documentary or data form). Such access shall include the right of such representatives to copy, at Seller's expense, such documents and records; provided, however, that copies may be in electronic format if elected by Seller. Buyer shall preserve Seller's Books and Records for at least two years from the Closing Date.

     14.3 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either of the Parties by the other Party, or whenever either of the Parties desires to give or serve upon the other Party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by facsimile transmission or electronic mail, (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the Party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Buyer or Seller) designated below to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                      If to Buyer, at:  Linc Energy Petroleum (Wyoming), Inc.
                                        c/o Linc Energy Operations, Inc.
                                        1200 17th Street, Suite 2100
                                        Denver, Colorado 80202
                                        Attention:  Don Schofield
                                        Facsimile:  (303) 623-0547
                                        Telephone:  (303) 623-0510

                                  And:  Linc Energy Petroleum (Wyoming), Inc.
                                        c/o Linc Energy Operations, Inc.
                                        1200 17th Street, Suite 2100
                                        Denver, Colorado 80202
                                        Attention:  Gerry Agranoff
                                        Facsimile:  (303) 623-0547
                                        Telephone:  (303) 623-0510

                       With copies to:  Ballard Spahr LLP
                                        1225 17th Street, Suite 2300
                                        Denver, Colorado 80202
                                        Attention: Carl A. Eklund, Esq.
                                        Facsimile: (303) 296-3956
                                        Telephone: (303) 292-2400

                And:                    Ballard Spahr LLP
                                        1225 17th Street, Suite 2300
                                        Denver, Colorado 80202
                                        Attention: Carl A. Eklund, Esq.
                                        Facsimile: (303) 296-3956
                                        Telephone: (303) 292-2400

     If to Seller, at:                  Rancher Energy Corporation
                                        999 18th Street, Suite 3400
                                        Denver, Colorado 80202
                                        Attention: Jon Nicolaysen
                                        Facsimile: (720) 904-5698
                                        Telephone: (303) 629-1122

                       With a copy to:  Onsager, Staelin & Guyerson, LLC
                                        1873 S. Bellaire St., Suite 1401
                                        Denver, CO 80222
                                        Attention: Christian C. Onsager, Esq.
                                        Facsimile: (303) 512-1129
                                        Telephone: (303) 512-1123

                                  And:  Overton & Associates, LLC
                                        6950 Belleview Ave., Suite 202
                                        Greenwood Village, Colorado 80111
                                        Attention: Mark Overton, Esq.
                                        Facsimile: (303) 779-6006
                                        Telephone: (303) 779-5900

     14.4 No Waiver. No failure on the part of Buyer, at any time or times, to require strict performance by Seller of any provision of this Agreement and any of the other Sale Documents shall waive, affect or diminish any right of Buyer thereafter to demand strict compliance and performance therewith. None of the undertakings, agreements, warranties, covenants and representations of Seller contained in this Agreement or any of the other Sale Documents shall be deemed to have been suspended or waived by Buyer unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Buyer. No failure on the part of Seller, at any time or times, to require strict performance by Buyer of any provision of this Agreement and any of the other Sale Documents shall waive, affect or diminish any right of Seller thereafter to demand strict compliance and performance therewith. None of the undertakings, agreements, warranties, covenants and representations of Buyer contained in this Agreement or any of the other Sale Documents shall be deemed to have been suspended or waived by Seller unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Seller.

     14.5 Assignment. This Agreement shall be binding upon and inure to the benefit and burden of the Parties, their successors and assigns. Except as otherwise provided herein this Agreement may not be assigned by any Party without the express written consent of the other Party, which consent may be withheld in the sole discretion of the Party granting such consent; provided, however, that Buyer may assign its rights and obligations under this Agreement to any of its Affiliates without the need for any such consent, and any such Affiliate assignee shall be deemed a good faith purchaser pursuant to 11 U.S.C. ss. 363(m).

     14.6 Expenses. All expenses incurred by the Parties in connection with the Transaction, including, without limitation, legal and accounting fees, shall be the responsibility of and for the account of the Party who ordered the particular service or incurred the particular expense.

     14.7 Governing Law. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR ANY OF THE OTHER SALE DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS. SELLER HEREBY CONSENTS AND AGREES THAT THE BANKRUPTCY COURT HAS EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER SALE DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER SALE DOCUMENTS; PROVIDED, HOWEVER, THAT BUYER AND SELLER ACKNOWLEDGE THAT ANY APPEALS FROM THE BANKRUPTCY COURT MAY HAVE TO BE HEARD BY A COURT OTHER THAN THE BANKRUPTCY COURT. BUYER AND SELLER EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BUYER AND SELLER HEREBY WAIVE ANY OBJECTION WHICH EITHER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

     14.8 Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT OR ANY OF THE OTHER SALE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     14.9 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     14.10 Counterparts and Facsimiles. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The Parties may execute the Sale Documents by facsimile or electronic pdf signature, which signature shall be deemed an original signature; provided, however, that at the Closing, the Parties shall deliver original signatures to all Sale Documents that require original signatures in order to be valid or enforceable or to record with any Governmental Authority, in the opinion of Buyer's counsel, including but not limited to certificates of motor vehicles and deeds.

     14.11 Entire Agreement. This Agreement and the other Sale Documents and the Loan Documents, together with the schedules, exhibits and other documents to be delivered pursuant hereto and thereto, constitute the entire agreement among the Parties, and there are no agreements, representations or warranties which are not set forth herein. All prior negotiations, agreements and understandings are superseded hereby.

     14.12 Parties Including Trustees; Bankruptcy Court Proceedings. This Agreement and the other Sale Documents shall be binding upon Seller, the estate of Seller, and any trustee or successor in interest of Seller in the Bankruptcy Case or any subsequent case commenced under Chapter 7 of the Bankruptcy Code, and shall not be subject to Section 365 of the Bankruptcy Code. This Agreement and the other Sale Documents shall be binding upon, and inure to the benefit of, the successors of Buyer and its transferees and endorsees.

     14.13 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Sale Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Sale Documents, the provisions contained in this Agreement shall govern and control the transactions contemplated hereby.

     14.14 Right of Setoff. Buyer may at any time or from time to time, at its sole discretion and without further order of the Bankruptcy Court or demand and without notice to anyone, setoff any liability owed to Buyer by Seller whether under any Sale Document, Loan Document or otherwise, whether or not due, against any indebtedness.

     14.15 Authorized Signature. Until Buyer shall be notified by Seller to the contrary, the signature upon any document or instrument delivered pursuant hereto and reasonably believed by Buyer or any of Buyer's officers or employees to be that of an officer or duly authorized representative of Seller listed on
Schedule 14.15 shall bind Seller and be deemed to be the act of Seller affixed pursuant to and in accordance with resolutions duly adopted by Seller's Board of Directors, and Buyer shall be entitled to assume the authority of each signature and authority of the Person whose signature it is or reasonably appears to be. Until Seller is notified by Buyer to the contrary, the signature upon any document or instrument delivered pursuant hereto and reasonably believed by Seller or any of Seller's officers or employees to be that of an officer or duly authorized representative of Buyer listed on Schedule 14.15 shall bind Buyer and be deemed to be the act of Buyer affixed pursuant to and in accordance with resolutions duly adopted by Buyer's Board of Directors or other managing authority, and Seller shall be entitled to assume the authority of each signature and authority of the Person whose signature it is or reasonably appears to be.



            [The remainder of this page is left blank intentionally.]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.



                                     Seller:

                                     RANCHER ENERGY CORPORATION,
                                     a Nevada corporation


                                     By:    _______________________________
                                            Name:
                                            Title:


                                     Buyer:

                                     LINC ENERGY PETROLEUM (WYOMING), INC.,
                                     a Delaware corporation


                                     By:    _______________________________
                                            Name:
                                            Title:

*
                                    EXHIBIT A

                                  BILL OF SALE

     BILL OF SALE (this "Bill of Sale"), dated as of [__________ ___], 20[___], executed and delivered by Rancher Energy Corporation, a Nevada corporation ("Seller"), in favor of LINC ENERGY PETROLEUM (WYOMING), INC., a Delaware corporation (together with its successors, assigns and transferees, "Buyer"). Capitalized terms used herein and not defined have the meanings given to them in the Purchase Agreement (as defined below).

     On October 28, 2009 (the "Petition Date"), Seller commenced Bankruptcy Case No. 09-32943 MER (the "Bankruptcy Case") by filing a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. 101 et seq. (the "Bankruptcy Code"), with the United States Bankruptcy Court for the District of Colorado (the "Bankruptcy Court"). Seller continues to operate its business and manage its properties as debtor and debtor-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

     Buyer and Seller are parties to that certain Asset Purchase Agreement, dated as of December 20, 2010, (the "Purchase Agreement"), and that certain Senior Secured, Super-Priority Debtor-In-Possession Credit Agreement, dated as of December 15, 2010 (the "Loan Agreement"). The execution and delivery of this Bill of Sale is a condition to Buyer's obligations under the Purchase Agreement.

     On or about [__________ ___], 20[___], an order of the Bankruptcy Court was entered authorizing and approving the Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Bill of Sale, and for other good and valuable consideration, the receipt and sufficiency of which hereby are conclusively acknowledged, Seller states as follows.

     1. In consideration of the payment by Buyer to Seller of the Purchase Price, the receipt and sufficiency of which hereby are acknowledged, Seller hereby sells, transfers, assigns, transfers, conveys, quitclaims and delivers to Buyer, and Buyer hereby accepts from Seller, subject to the terms and conditions of the Purchase Agreement, all right, title and interest in and to all of Seller's right, title and interest in and to the Purchased Assets constituting tangible or intangible personal property, effective as of the Closing Date.

     2. Notwithstanding anything herein or in any Sale Document to the contrary, in no event shall the Purchased Assets include any Excluded Assets.

     3. Seller covenants and agrees to warrant and defend the sale, transfer, assignment, conveyance, grant and delivery of the Purchased Assets hereby made against all Persons whomsoever, to take all steps reasonably necessary to establish the record of Buyer's title in and to the Purchased Assets and, at the request of Buyer, to execute and deliver to Buyer such other and further instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, and other instruments as may be requested by Buyer, and take such other action as Buyer may reasonably request, in order to vest in Buyer all right, title and interest of Seller in and to each of the Purchased Assets, and to otherwise carry out the intent and purpose of this Bill of Sale and the Purchase Agreement, all at the sole cost and expense of Seller. Seller hereby acknowledges that at the Effective Time, Seller shall have no right, title or interest in or to any of the Purchased Assets.

     4. Without limiting paragraph 1 of this Bill of Sale, Seller hereby appoints Buyer the true and lawful agent and attorney in fact of Seller, with full power of substitution, in whole or in part, in the name and stead of Seller but on behalf and for the benefit of Buyer to: (a) demand, receive and collect any and all of the Purchased Assets and to give receipts and releases for and with respect to the same, or any part thereof, (b) institute and prosecute, in the name of Seller or otherwise, any and all proceedings at all, in equity or otherwise, that Buyer may deem proper in order to collect or enforce any claim or right of any kind hereby assigned or transferred, intended so to be, and (c) do all things legally permissible, required or reasonably deemed by Buyer to be required to recover and collect the Purchased Assets and to use Seller's name in such manner as Buyer may reasonably deem necessary for the collection and recovery of the same. The foregoing power of attorney is irrevocable and is coupled with an interest.

     5. This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Colorado.

     6. Nothing contained in this Bill of Sale shall be construed to expand, limit or otherwise modify or terminate the representations, warranties, covenants, agreements and indemnities set forth in the Purchase Agreement. In the case of any conflict or any inconsistency between the terms of this Bill of Sale and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control.




            [The remainder of this page is left blank intentionally.]

     IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the day and year first above written.


                                     Seller:

                                     RANCHER ENERGY CORPORATION,
                                     a Nevada corporation


                                     By:
                                         -------------------------------
                                         Name:
                                         Title:

                                    EXHIBIT B

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of [__________ ___], 20[___], executed and delivered by Rancher Energy Corporation, a Nevada corporation ("Seller"), in favor of LINC ENERGY PETROLEUM (WYOMING), INC., a Delaware corporation (together with its successors, assigns and transferees, "Buyer"). Capitalized terms used herein and not defined have the meanings given to them in the Purchase Agreement (as defined below).

     On October 28, 2009 (the "Petition Date"), Seller commenced Bankruptcy Case No. 09-32943 MER (the "Bankruptcy Case") by filing a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. 101 et seq. (the "Bankruptcy Code"), with the United States Bankruptcy Court for the District of Colorado (the "Bankruptcy Court"). Seller continues to operate its business and manage its properties as debtor and debtor-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

     Buyer and Seller are parties to that certain Asset Purchase Agreement, dated December 20, 2010, (the "Purchase Agreement"), and that certain Senior Secured, Super-Priority Debtor-In-Possession Credit Agreement, dated as of December 15, 2010 (the "Loan Agreement"). The execution and delivery of this Agreement is a condition to Buyer's obligations under the Purchase Agreement.

     On or about [__________ ___], 20[___], an order of the Bankruptcy Court was entered authorizing and approving the Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are conclusively acknowledged, the Parties agree as follows.

     1. Seller hereby assigns to Buyer the Assumed Liabilities.

     2. Buyer hereby assumes the Assumed Liabilities, and no other liabilities or obligations of Seller, in each case from and after the Closing Date, and hereby assumes, and agrees to be bound by, pay and fully and faithfully discharge and perform, all obligations of Seller under the Assumed Liabilities from and after the Closing Date.

     3. Notwithstanding any other provision of this Agreement to the contrary, nothing contained in this Agreement shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way effect the provisions, including, but not limited to, the warranties, covenants, agreements, conditions, representations or, in general, any of the rights and remedies, and any of the obligations and indemnifications of Buyer or Seller set forth in the Purchase Agreement nor shall this Agreement expand or enlarge any remedies under the Purchase Agreement including without limitation any limits on indemnification specified therein. This Agreement is intended only to effect the transfer of certain liabilities and obligations assumed pursuant to the Purchase Agreement and shall be governed entirely in accordance with the terms and conditions of the Purchase Agreement.

     4. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, Seller and Buyer have caused this Assignment and Assumption Agreement to be executed and delivered on the date first set forth above.




                                   Seller:

                                   RANCHER ENERGY CORPORATION,
                                   a Nevada corporation


                                   By:    _______________________________
                                          Name:
                                          Title:


                                   Buyer: ________________________________


                                   LINC ENERGY PETROLEUM (WYOMING), INC.,
                                   a Delaware corporation


                                   By:    _______________________________
                                          Name:
                                          Title:

                                    EXHIBIT C

                              LITIGATION AGREEMENT

                                    EXHIBIT D

                          FORM OF ASSIGNMENT INSTRUMENT



                                [TO BE PROVIDED.]

                                 Schedule 2.1.3

                                 Excluded Assets

          "Excluded Assets" means only the following Property:

     (a) All Avoidance Actions or other causes of action, whether arising under the Bankruptcy Code or otherwise, and the proceeds thereof, of whatever kind or nature, and whether asserted or unasserted, including (but subject to the terms and conditions of the Litigation Agreement), any recovery or award or settlement of the Avoidance Action known as
          AP: No. 10-01173-MER Rancher Energy Corp. v. GasRock Capital, LLC. "Avoidance Action" means all actions for preferences, fraudulent conveyances, and other avoidance power claims and any recoveries under
          Section  552(b),  Section 506(c) and Sections 542, 544, 545, 547, 548,
          549, 550 and 553 of the Bankruptcy Code.

     (b)  The Organic Documents of Seller.

     (c)  All rights  and  receivables  of Seller  arising  under  that  certain
          Assignment Agreement, dated effective March 1, 2009, between Merit Energy Company LLC and Seller.

     (d) All rights of Seller arising under this Agreement or in connection with the Transaction.

     (e)  All rights of Seller arising under the Litigation Agreement.

     (f) All rights of seller arising out of the Real Property lease (the "Denver Office Lease") for office space located at 999 18th Street, Denver, Colorado 80202 (the "Denver Office").

     (g) Any cash security deposit held by or for the account of the landlord or lessor pursuant to the Denver Office Lease (the "Lease Deposit"), if any.

     (h)  Retainer amounts held by Seller's legal professionals.

     (i) The following insurance policies for liability insurance, property damage and worker's compensation relating to the Denver Office Leased and premises leased thereunder: [To be provided by Seller]

     (j) After payment in full of all obligations of Seller under the Purchase Documents and Loan Documents, cash in an amount equal to $350,000 minus the Lease Deposit, minus any and all amounts paid by Seller in connection with any acquisitions pursuant to clause (t) below..

     (k)  The name Rancher Energy Incorporated, including registered tradenames,
          and  including  cardstock,   letterhead,   checkstock  and  stationary
          containing such name.

     (l)  Passcodes and keys that permit access to the Denver Office premises.

     (m) Seller's Directors and Officers Liability Insurance Policy, identified as follows: [To be provided by Seller]

     (n) Telephone numbers and facsimile numbers relating to the Denver Office; email addresses of employees and former employees who are not Transferred Employees; cell phone numbers of employees and former employees who are not Transferred Employees.

     (o) Solely to the extent attorney-client privilege is claimed by Seller, emails stored on Seller's computer servers through and including the Closing Date, and any other attorney-client privileged materials in any other format.

     (p) Equity securities of Rancher Energy Wyoming, LLC, a Wyoming limited liability company.

     (q)  Refunds, if any, of any insurance policy premiums assumed by Buyer.

     (r) SEC Records, as well as all records that Rancher is required to possess pursuant to the SEC and Sarbanes Oxley; Corporate Minutes, Resolutions, and any associated corporate records, Stockholder Records, Stockholder Agreements, Stock Option Records, Stock Option Agreements, and all records associated therewith.

     (s)  All records associated with the Cutler litigation.

     (t) All potential claims against former officers and directors and Rancher's professionals, including any rights to disgorgement of fees paid.

     (s)  All of Rancher's employee records, other than Transferred Empoylees.

     (t) All personal property acquired by Rancher after the date hereof as reasonably necessary to operate post-closing, i.e. computers, furniture, equipment, not to exceed the amount of [$20,000.00], a list of which will be provided to Buyer prior to Closing.

     (u)  Tax returns.

                                 Schedule 2.1.5

                              Excluded Liabilities

     Without limiting the generality of Section 2.1.5, the Excluded Liabilities shall include, but are not limited to:

     (a) any liabilities or obligations which arise at any time, out of, or in connection with, the Excluded Assets;

     (b) any liabilities or obligations under or in connection with the Assumed Contracts, Purchased Assets, Transferred Employees or the Business that arose or accrued on or prior to the Closing Date;

     (c) any liabilities or obligations arising out of, or in connection with, any proceedings arising out of the operation of the Business on or before the Closing Date;

     (d) any liabilities or obligations arising out of or in connection with any indebtedness of Seller to its lenders, capital lease lessors, vendors, customers, employees, agents, Governmental Authorities or any other Person for any reason;

     (e) any liabilities or obligations attributable to, incurred in connection with, arising from, or relating to, any collective bargaining agreement, or any bonus, incentive, deferred compensation, medical, health, life or other insurance, welfare, fringe benefit, severance, termination, retention, consulting, change of control, employment, stock option, stock appreciation right, stock purchase, phantom stock or other equity-based, performance, pension, retirement or any other incentive, compensation or benefit plan, program, policy, agreement or arrangement (including, but not limited to, any "employee benefit plan" as defined in Section 3(3) of ERISA), sponsored, maintained, contributed to or required to be contributed to at any time by Seller or any trade or business which together with Seller would be deemed (or at any time would have been) a "single employer" within the meaning of section 4001 of ERISA, for the benefit of any current or former employee, officer, director, agent or consultant of Seller, or any ERISA Affiliate, whether formal or informal and whether legally binding or not;

     (f) any liabilities or obligations for income Taxes of Seller and any other Taxes of Seller of any kind, including, but not limited to, all Taxes attributable to, incurred in connection with or arising out of the operation of the Business or the ownership of the Purchased Assets, prior to the Closing Date, regardless of when due or assessed;

     (g)  any  liabilities  or  obligations   owed  to  stockholders  or  former
stockholders of any Seller;

     (h) all liabilities and obligations arising under or in connection with the any agreement, arrangement or understanding with GasRock, or any of its Affiliates, successors, transferees or assigns, including but not limited to the GasRock Agreements; and

     (i) all liabilities arising out of, resulting from, or relating in any way to the existence of an environmental condition on or relating to one or more assets or Properties or Assumed Liabilities conveyed by Seller to Purchaser (including, without limitation, liability for injury to or death of any person, persons, or other living things, or loss or destruction of or damage to property occurring as the result thereof), regardless of whether such environmental condition is known, anticipated, or suspected as of the possession time of Purchaser for the relevant asset or Property or Assumed Liability, to the extent that: (a) such environmental condition, or the acts, omissions, events, or conditions giving rise thereto, arose, existed, or occurred, in whole or in part, prior to such possession time; or (b) Seller receives notice of such environmental condition from Purchaser or otherwise within 15 months after such possession time.